Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made effective as of June 5, 2023 (the “Amendment Effective Date”), between Butterfly Networks, Inc. (the “Company”), and Joseph DeVivo (the “Executive”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of April 21, 2023 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive wish to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Section 2(e) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(e)  Housing Stipend. Following the time the Executive secures housing, the Company will pay the Executive a monthly stipend of $16,666.66 for such housing and other related expenses incurred in connection with the Executive performing services away from his state of residence, until such time as either the lease for such housing or the Executive’s employment with the Company terminates.”

2.All other provisions of the Employment Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.
3.This Amendment shall be construed under and be governed in all respects by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Third Circuit.
4.This Amendment may be executed in separate counterparts. When both counterparts are signed, they shall be treated together as one and the same document. PDF copies of signed counterparts shall be equally effective as originals.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

COMPANY

/s/ Larry Weiss

By:Larry Weiss

Its:Chief Legal Officer

EXECUTIVE

/s/ Joseph DeVivo

Joseph DeVivo